UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 17, 2004
(Date of earliest event reported)

MarketWatch, Inc.
(formerly MarketWatch.com, Inc.)
(Exact name of Registrant as specified in its charter)

Delaware	000-50562	27-0064104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Battery Street
San Francisco, California    94111
(Address of principal executive offices including zip code)

(415) 733-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01    Entry into a Material Definitive Agreement.

Item 9.01    Financial Statements and Exhibits.

Signatures

Exhibit Index

(c) Exhibit 10.1    Option Agreement of Paul J. Mattison, dated as of September 17, 2004

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the appointment of Paul J. Mattison as the new Chief Financial Officer of MarketWatch, Inc. (the "Company"), effective as of September 7, 2004, he was granted an option to purchase 200,000 shares of Common Stock of the Company at an exercise price of $10.04 per share. The option will vest over a three-year period, one third of which will vest on September 7, 2005, 2006 and 2007, respectively. The grant was made pursuant to the stockholder-approved 2004 Stock Incentive Plan of the Company, a copy of which is on file with the Securities and Exchange Commission as Exhibit No. 10.14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The other terms of Mr. Mattison's option grant are set forth in his option agreement, dated as of September 17, 2004, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
10.1	Option Agreement of Paul J. Mattison, dated as of September 17, 2004. PDF

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

MarketWatch, Inc.

By:	/s/ Douglas S. Appleton

Name: Douglas S. Appleton
Title: General Counsel and Secretary

Dated: September 21, 2004